SECURITIES
                             AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report: March 31, 2005 (Date of earliest event reported: March 28, 2005)
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                          Sutter Holding Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)



             Delaware                 001-15733               75-3111137
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   (State or Other Jurisdiction    (Commission File        (IRS Employer
         of Incorporation)              Number)          Identification No.)



        220 Montgomery Street, Suite 2100, San Francisco CA            94104
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            (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's telephone number, including area code (415) 788-1441
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         As previously disclosed on a current report on Form 8-K filed on October 15, 2004, the Registrant changed independent auditors on October 11, 2004. On March 25, 2005, the Registrant's current independent auditor suggested accounting treatment for a series of transactions that differed from the manner in which the Registrant had previously accounted for them. On March 28, 2005, the Registrant definitively determined that (1) it had improperly accounted for the carrying value of a non-core investment and the resulting gain on sale from this investment in its 2004 fiscal third quarter, (2) it had improperly taken into revenue a gain on sale of such investment that included the Registrant taking shares of its common stock back into treasury, and (3) it had not previously accounted for an inducement component of a conversion of outstanding indebtedness of the Registrant into common stock. The effect of the change in accounting treatment for this non-core investment is expected to result in an approximate $863,000 non-cash reduction in reported earnings for the third fiscal quarter, from reported net earnings of approximately $82,000 to a reported net loss of approximately $781,000. While this change in accounting treatment has no economic impact on the operations of the Registrant, the Registrant concluded that its 2004 fiscal third quarter financial statements on its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 22, 2004, particularly its reported earnings, should not be relied upon.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SUTTER HOLDING COMPANY, INC.

                                   By: /s/ WILLIAM G. KNUFF, III
                                   ---------------------------------------
                                   William G. Knuff, III
                                   Chairman and Chief Financial Officer

                                   Date: March 31, 2005